We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-77312) of IntegraMed America, Inc. of our report dated February 24, 1997 appearing on page F-2 of this Form 10-K.





PRICE WATERHOUSE

Stamford, Connecticut
March 21, 1997